AMENDMENT NO. 1 TO PROSPER MARKETPLACE, INC.
LONG-TERM CASH INCENTIVE PLAN

WHEREAS, on November 5, 2020 the Compensation Committee of Prosper Marketplace, Inc. (together with its subsidiaries, the “Company”) approved and established that certain Prosper Marketplace, Inc. Long-Term Cash Incentive Plan (the “LTCIP”), pursuant to which the Company shall provide eligible employees with cash incentives to motivate and reward tenured eligible employees for their contributions toward the achievement of certain Performance Goals (as defined in the LTCIP); and

WHEREAS, the Compensation Committee of the Company desires to amend the LTCIP as set forth herein (the “Amendment”).

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Compensation Committee hereby amends the LTCIP as follows:

ARTICLE 1.
DEFINITIONS
1.1     Any capitalized terms used in this Amendment but not otherwise defined shall have the meanings ascribed to those terms under the LTCIP.

ARTICLE 2.
MODIFICATIONS
2.1     Section 5 of the LTCIP is hereby deleted in its entirety and replaced with the following:

“5.    AMOUNT OF AWARDS

With respect to each Participant, the Committee will establish one or more Performance Periods, an individual Participant incentive target (which may be, but is not required to be, based on the Participant’s Base Salary) for each Performance Period and the Performance Goal(s) to be met during such Performance Period(s); provided, however, that unless the Committee determines otherwise, each Participant’s incentive target shall be based on their Base Salary, as follows:

Title	Incentive Target (% of Base Salary)
CEO, CFO, CTO, Other C-level Officers	150%
GC, EVP / Direct Report to CEO	100%
VP	75%
The Committee may vary from these guidelines on a case-by-case basis, including without limitation the incentive targets applicable to certain Participants.

Awards may be pro-rated on any basis determined appropriate in the Committee’s discretion, including, but not limited to, in connection with transfers to new positions or new locations, new hires, Participants on a leave of absence for all or any portion of a Performance Period, or Participants working less than full-time. The Committee reserves the right, in its sole discretion, to increase, reduce or eliminate the amount of an Award otherwise payable to a Participant with respect to any Performance Period.
Unless the Committee determines otherwise, an employee who first becomes an Executive Officer after the start of any Performance Period but during the first calendar year thereof shall become eligible for an Award with respect to such Performance Period, subject to such Executive Officer’s having been employed with the Company for at least thirty-six (36) months as of the date the Award is paid, and provided that such initial Award shall be pro-rated to exclude the portion of such Performance Period prior to such Executive Officer’s participation in the Plan.”
ARTICLE 3.
MISCELLANEOUS
a.Reference to and Effect on the LTCIP.

i.Upon the effectiveness of this Amendment, (i) each reference in the LTCIP to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the LTCIP as amended or otherwise modified hereby and (ii) each reference to the LTCIP or any other document, instrument or agreement executed and/or delivered in connection with the LTCIP, shall mean and be a reference to the LTCIP as amended or otherwise modified hereby.

ii.Except as specifically waived, amended or otherwise modified above, the terms and conditions of the LTCIP and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

b.Governing Law. The validity, construction, and effect of this Amendment and the LTCIP, any rules and regulations relating to this Amendment and the LTCIP, and any Award granted under this Amendment and the LTCIP shall be determined in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws thereof) and applicable federal law.

c.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.